TERMINATION AGREEMENT

This Termination Agreement ("Termination Agreement") is entered into as of June 26, 2015, by and between HK Battery Technology Inc., a company established and existing under the laws of Delaware ("HKBT"), and Apollo Acquisition Corporation, a Cayman Islands corporation ("Apollo").

RECITAL

HKBT and Apollo have previously entered into a Securities Purchase Agreement ("SPA") on or about March 2015.

Simultaneously with the execution of the SPA, HKBT and Apollo also entered into a Technology License Agreement ("TLA") of even date therewith. The SPA and the TLA are collectively referred to hereinafter as the "Agreements."

HKBT and Apollo have both determined that they desire to terminate the Agreements. HKBT and Apollo wish to resolve all matters outstanding between them as the result of the termination of their contractual relationship from the Agreements.

In consideration of the mutual promises and conditions contained in this Termination Agreement, the parties agree as follows:

1. Effective immediately, HKBT and Apollo's contractual relationships based on the Agreements are terminated.

2. HKBT and Apollo agree that the Agreements are discharged by this Termination Agreement and neither party shall have any further rights or obligations under it, further, the parties to this Termination Agreement, on behalf of themselves and their agents and other representatives, now and forever release and discharge each other party to this Termination Agreement, and their agents and other representatives, from any and all claims, liabilities, damages, and causes of action of any nature that in any manner arise from or relate to the Agreements.

3. The parties acknowledge and agree that the considerations recited in this Termination Agreement are the sole and only considerations for this Termination Agreement and that no representations, promises, or inducements have been made by any party other than as appear in this Termination Agreement. This Termination Agreement supersedes all prior agreements, understandings, and communications between HKBT and Apollo, whether written or oral, express or implied, relating to the subject matter of this Termination Agreement, and is

intended as a complete and final expression of the terms of the agreement between HKBT and Apollo and shall not be changed except in writing. HKBT and Apollo further agree that all property, money, and/or share certificate(s) received and/or exchanged previously by and between the parties shall be returned to the other party immediately and that both parties shall be restored to its original position prior to entering any contractual relationship concerning the subject matter hereof.

HK BATTERY TECHNOLOGY INC.

By: ______________________
Name: Jianguo Xu
Title: Chief Executive Officer

APOLLO ACQUISITION CORPORATION

By: ______________________
Name: Chun Feng Guan
Title: Chief Financial Officer